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                                                                    EXHIBIT 15

To the Board of Directors and Shareholders of Morgan Stanley Dean Witter & Co:


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley Dean Witter & Co. and subsidiaries as of August 31, 2000 and for the three and nine month periods ended August 31, 2000 and 1999, as indicated in our report dated October 9, 2000; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended August 31, 2000, is incorporated by reference in the following Registration Statements:


          Filed on Form S-3:
          Registration Statement No. 33-57202
          Registration Statement No. 33-60734
          Registration Statement No. 33-89748
          Registration Statement No. 33-92172
          Registration Statement No. 333-07947
          Registration Statement No. 333-22409
          Registration Statement No. 333-27881
          Registration Statement No. 333-27893
          Registration Statement No. 333-27919
          Registration Statement No. 333-46403
          Registration Statement No. 333-46935
          Registration Statement No. 333-76111
          Registration Statement No. 333-75289
          Registration Statement No. 333-34392
          Registration Statement No.  33-47576

          Files on Form S-4:
          Registration Statement No. 333-25003

          Files on Form S-8:
          Registration Statement No. 33-62374
          Registration Statement No. 33-63024
          Registration Statement No. 33-63026
          Registration Statement No. 33-78038
          Registration Statement No. 33-79516
          Registration Statement No. 33-82240
          Registration Statement No. 33-82242
          Registration Statement No. 33-82244
          Registration Statement No. 333-04212
          Registration Statement No. 333-28141
          Registration Statement No. 333-25003
          Registration Statement No. 333-28263
          Registration Statement No. 333-62869
          Registration Statement No. 333-78081
          Registration Statement No. 333-95303


We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP
New York, New York
October 13, 2000